Exhibit 11.1

                                                                                                   Weighted Average Shares
                                                                                                    For the period ended
                                                                                                       June 30, 1999
                                                                            Shares issued     Three months         Six months
                                                                            -------------     ------------         ----------
Shares outstanding at beginning of period                                      15,375,930       15,375,930         15,375,930

January  11, 1999         Issuance of shares for acquisition                      825,834          825,834            775,645

January  12, 1999         Issuance of shares for acquisition                       64,716           64,716             60,425

January  15, 1999         Issuance of shares for acquisition                       41,655           41,655             38,203

January  27, 1998         Release of holdback shares                               55,157           55,157             46,929

January  29, 1999         Issuance of shares for acquisition                       18,531           18,531             15.562

January  29, 1999         Issuance of shares for acquisition                       90,864           90,864             76,306

February 1, 1999          Issuance of shares for acquisition                       63,534           63,534             52,301

February 22, 1999         Issuance of shares for acquisition                       42,687           42,687             30,187

February 26, 1999         Issuance of shares for acquisition                      104,752          104,752             71,764

March 1, 1999             Issuance of shares for acquisition                       43,845           43,845             29,311

March 2, 1999             Issuance of shares for acquisition                       17,266           17,266             11,447

March 5, 1999             Issuance of shares for acquisition                      196,092          196,092            126,756

March 22, 1999            Issuance of shares for acquisition                       55,944           55,944             30,908

April 7, 1999             Issuance of earnout shares                               46,354           42,788             21,512

April 30, 1999            Issuance of shares for acquisition                       39,808           26,685             13,417

April 30, 1999            Issuance of shares for options                            1,000              670                337
                                                                                   ------------------------------------------

Weighted average shares outstanding for basic earnings per share                                17,066,950         16,776,940

Options outstanding at June 30, 1999: 1,228,650 shares; Total exercise
                          proceeds: 14,488,865; Average price of option $11.79                      14,135            109,457

Warrants outstanding  at June 30, 1999: 117,789 shares; Exercise price: $12.86 per share; Average market value of Company
                          stock $6.61/$11.26                                                             -                  -

Earnout shares held at March 31,1999; Stock price $4.69                                              3,566             24,842

Shares held in escrow related to acquisitions                                                      752,299            664,618
                                                                                                ----------         ----------

Total shares outstanding for fully diluted earnings per share                                   17,836,950         17,575,857
                                                                                                ==========         ==========
